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As filed with the Securities and Exchange Commission on February 25, 2005.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KMG CHEMICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	75-2640529
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

10611 Harwin Drive, Suite 402, Houston, Texas	77036
(Address of Principal Executive Offices)	(Zip Code)

KMG Chemicals, Inc. 2004 Long-Term Incentive Plan (Full Title of the Plan)

David L. Hatcher Chief Executive Officer 10611 Harwin Drive, Suite 402 Houston, Texas 77036 (Name and address of Agent for Service)

(713) 988-9252 (Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charles D. Powell Haynes and Boone, LLP 1221 McKinney Street, Suite 2100 Houston, Texas 77010 (713) 547-2526	Roger C. Jackson General Counsel and Secretary KMG Chemicals, Inc. 10611 Harwin Drive, Suite 402 Houston, Texas 77036 (713) 988-9252

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	375,000 shares	$8.24	$3,090,000	$364

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the KMG Chemicals, Inc. 2004 Long-Term Incentive Plan described herein.

(2)
Computed pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, based on the average of the high and low sale prices, as reported on the NASDAQ Small Cap Market on February 22, 2005 ($8.24).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

        *The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the KMG Chemicals, Inc. 2004 Long-Term Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by us with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, are incorporated herein by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended July 31, 2004.

  •
  Quarterly Report on Form 10-Q for the quarter ended October 31, 2004.

  •
  Current Reports on Form 8-K filed on October 18, 2004, November 15, 2004, November 19, 2004, November 22, 2004 and February 23, 2005 (to the extent these items were "filed" with the SEC and not "furnished").

  •
  The description of our common stock set forth in our Registration Statement on Form 10-SB12G filed with the Commission pursuant to Section 12 of the Securities Exchange Act on April 23, 1997, including any future amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act (the "Miscellaneous Laws") authorizes corporations to include a provision in their articles of incorporation limiting or eliminating the personal liability of directors to corporations or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The Restated and Amended Articles of Incorporation of KMG Chemicals, Inc. (the "Company") limit the liability of directors to the fullest extent permitted by the Miscellaneous Laws. Specifically, directors of the Company shall not be liable except for:

  •
  a breach of the director's duty of loyalty to the Company or its shareholders;

  •
  an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law;

  •
  a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

  •
  an act or omission for which the liability of the director is expressly provided by an applicable statute.

        The inclusion of this provision in the Restated and Amended Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its shareholders.

        Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that a corporation may indemnify any director or officer who was, is or is threatened to be made, a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

        The Company's Bylaws also provide for indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the TBCA.

        Texas law permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1 of the TBCA. The Company maintains directors' and officers' liability insurance policies to cover certain liabilities of directors and officers arising out of claims based on certain acts or omissions by them in their capacity as directors or officers.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Specimen of Common Stock Certificate, $0.01 par value, of the Company
4.2	Restated and Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to our Registration Statement on Form 10-SB12G, filed with the Commission on December 6, 1996)
4.3
Articles of Amendment to Restated and Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(iii) to our Quarterly Report on Form 10-QSB filed with the Commission on December 12, 1997)
4.4	Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to our Registration Statement on Form 10-SB12G, filed with the Commission on December 6, 1996)
5.1	Opinion of Haynes and Boone, LLP, counsel for the Company (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page to this Registration Statement).
99.1	KMG Chemicals, Inc. 2004 Long-Term Incentive Plan (incorporated by reference to Appendix C of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 22, 2004)

Item 9. Undertakings.

(a)
We hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 25, 2005.

By:	/s/ DAVID L. HATCHER David L. Hatcher Chief Executive Officer

        Each of the undersigned constitutes and appoints David L. Hatcher his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID L. HATCHER David L. Hatcher	Director and Chief Executive Officer (Principal Executive Officer)	February 25, 2005
/s/ JOHN V. SOBCHAK John V. Sobchak	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2005
/s/ GEORGE W. GILMAN George W. Gilman	Director	February 25, 2005
/s/ FRED C. LEONARD III Fred C. Leonard III	Director	February 25, 2005
/s/ CHARLES L. MEARS Charles L. Mears	Director	February 25, 2005
/s/ CHARLES M. NEFF, JR. Charles M. Neff, Jr.	Director	February 25, 2005
/s/ RICHARD L. URBANOWSKI Richard L. Urbanowski	Director	February 25, 2005

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen of Common Stock Certificate, $0.01 par value, of the Company
4.2	Restated and Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to our Registration Statement on Form 10-SB12G, filed with the Commission on December 6, 1996)
4.3
Articles of Amendment to Restated and Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(iii) to our Quarterly Report on Form 10-QSB filed with the Commission on December 12, 1997)
4.4	Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to our Registration Statement on Form 10-SB12G, filed with the Commission on December 6, 1996)
5.1	Opinion of Haynes and Boone, LLP, counsel for the Company (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page to this Registration Statement).
99.1	KMG Chemicals, Inc. 2004 Long-Term Incentive Plan (incorporated by reference to Appendix C of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 22, 2004)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX